Exhibit 99.1

Insulet to Assume Distribution and Commercial Support for Its Omnipod® System in Europe

Direct Distribution Supports Strong and Growing European Customer Base

Further Strengthens Company’s Financial Outlook

BILLERICA, Mass.--(BUSINESS WIRE)--July 20, 2017--Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the leader in tubeless insulin pump technology with its Omnipod® Insulin Management System (Omnipod System), today announced plans to assume, on July 1, 2018, the distribution, sales, marketing, training and support activities of Insulet’s Omnipod System across Europe following the expiration of the Company’s global distribution agreement with Ypsomed AG (Ypsomed) on June 30, 2018.

Insulet develops, manufactures and distributes the Omnipod System, the market-leading tubeless insulin management system, currently used by over 110,000 people living with diabetes worldwide. Since 2010, the Company has had an exclusive contract with Ypsomed to distribute Insulet’s Omnipod System across Europe and in other markets outside the U.S. as part of Ypsomed’s mylife™ product portfolio. Insulet has direct commercial operations in the U.S. and Canada and over the past 12 years has supported significant growth and delivered highly-rated support to customers across North America. The Company is expanding its European presence to support the growing number of Omnipod customers and ensure its innovative product pipeline is specifically tailored to the European market.

“We are deeply committed to providing our Omnipod customers with the highest level of service and are confident our high-quality team has the skills and experience to assume direct distribution and commercial support in Europe,” said Patrick Sullivan, Insulet’s Chairman and Chief Executive Officer. “In addition, we expect this to further strengthen our financial position, as part of our multi-pronged approach to accelerate revenue growth and drive margin expansion.”

“We are excited to establish a direct local presence in Europe. This will allow us to be closer to the diabetes community, deepen our understanding of European customer needs, and further incorporate these into our innovation pipeline,” said Shacey Petrovic, Insulet’s President and Chief Operating Officer. “This is a natural step forward for Insulet, as we continue to expand access to Omnipod to benefit more people living with insulin-dependent diabetes around the world. We look forward to building on our existing relationships and developing new ones within the European diabetes community.”

Insulet is committed to working closely with Ypsomed to ensure continuity of care for Omnipod System users. Until the expiration of the existing agreement, Ypsomed will remain the distributor of mylife OmniPod in Europe. Starting July 1, 2018, Insulet will directly market its product in Europe under the global brand name Omnipod. The transition to direct distribution will not result in a change to the Omnipod System, which will continue to offer users the freedom to live uniquely untethered from traditional pump tubing and to avoid the burden of multiple daily injections.

The Company does not expect this change to have a material impact on its previously provided 2017 financial guidance. Excluding any one-time costs, once direct European operations are established, the Company anticipates this will be accretive to earnings, and continues to expect to be EBIT positive in 2018.

About the Omnipod Insulin Management System:

The Omnipod Insulin Management System is an innovative continuous insulin delivery system that provides all the proven benefits of continuous subcutaneous insulin infusion (CSII) therapy in a way no conventional insulin pump can. The Omnipod System's innovative design and features allows people living with diabetes to live their life—and manage their diabetes—with unprecedented freedom, comfort, convenience, and ease. The Omnipod System consists of two components: (i) a Pod that stores and delivers insulin; and (ii) a Personal Diabetes Manager (PDM) that wirelessly programs the user's personalized insulin delivery, calculates suggested doses and insulin on board, and has a convenient, built-in blood glucose meter. The small, light-weight Pod can be worn in multiple locations, including the abdomen, hip, back of upper arm, upper thigh or lower back and, because it is waterproof (IPX8), there is no need to remove when showering, swimming or performing other activities. This means that Omnipod can provide up to three days of non-stop insulin delivery, without the need to disconnect a tube set or manually inject insulin. The Pod and PDM communicate wirelessly to offer precise, personalized and continuous insulin delivery with customizable basal and bolus delivery options, as well as important safety checks. The Pod's auto-cannula insertion is quick, simple, and virtually pain-free. Users never have to handle a needle. The user simply pushes a button on the PDM and the Pod's automated insertion system inserts the cannula beneath the skin and begins delivering insulin according to the user's programmed basal rate.

The Omnipod System is the world's first commercially available tubeless insulin delivery system that allows users to live untethered by tubing and without the stress and anxiety of multiple daily injections. By breaking down the barriers to insulin pump therapy, the Omnipod System offers freedom for users to live life on their own terms and with the ease of use they deserve.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD) is an innovative medical device company dedicated to making the lives of people with diabetes easier. Through its Omnipod Insulin Management System, Insulet seeks to expand the use of insulin pump therapy among people with insulin-dependent diabetes. The Omnipod is a revolutionary and easy-to-use tubeless insulin pump that provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet's Delivery Systems business also partners with global pharmaceutical and biotechnology companies to adapt the Omnipod technology platform for the delivery of subcutaneous drugs across multiple therapeutic areas. Founded in 2000, Insulet Corporation is based in Billerica, Massachusetts. For more information, please visit: http://www.myomnipod.com and http://www.myomnipod.com/europe.

Forward-Looking Statement:

This press release may contain forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 28, 2017 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

© 2017 Insulet Corporation and Omnipod are trademarks or registered trademarks of Insulet Corporation. All rights reserved. All other trademarks are the property of their respective owners. The use of third party trademarks does not constitute an endorsement or imply a relationship or other affiliation.

CONTACT:
Insulet Corporation
Investor Relations and Corporate Media Contact:
Deborah R. Gordon, 978 600-7717
Vice President, Investor Relations and Corporate Communications
dgordon@insulet.com
or
International Contact:
Dominic Hulton, +44 20 8834 1845
Vice President, Marketing Europe
dhulton@insulet.com